UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 15, 2015

Cognizant Technology Solutions Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey		07666
(Address of Principal Executive Offices)		(Zip Code)
(201) 801-0233
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 15, 2015, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Cognizant Technology Solutions Corporation (the “Company”), the Board appointed Zein Abdalla to the Board as a Class II Director to fill a newly-created vacancy on the Board. In connection with the appointment of Mr. Abdalla to the Board, he was also appointed to serve as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee. Mr. Abdalla will serve until the Annual Meeting of Stockholders of the Company to be held in 2016.
Zein Abdalla, age 57, was the President of PepsiCo, Inc., a leading global food, snack and beverage company (“PepsiCo”), from September 2012 through his retirement in December 2014. Prior thereto he served as Chief Executive Officer of PepsiCo Europe, a division of PepsiCo, starting in November 2009 and as President, PepsiCo Europe Region starting in January 2006. Mr. Abdalla previously held a variety of senior positions at PepsiCo since he joined that company in 1995, including as General Manager of PepsiCo's European Beverage Business, General Manager of Tropicana Europe and Franchise Vice President for Pakistan and the Gulf region. Mr. Abdalla has served on the Board of Directors of The TJX Companies, Inc. since 2012, where he is currently a member of the Corporate Governance Committee and the Finance Committee. Mr. Abdalla received a Bachelor of Science degree in Electrical Engineering from Imperial College, London University.
The Board determined that Mr. Abdalla has no relationship with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of the NASDAQ Stock Market and the United States Securities and Exchange Commission.
Mr. Abdalla shall receive compensation for serving on the Board pursuant to the Company’s non-employee director compensation guidelines. Pursuant to those guidelines, on September 15, 2015, the Board approved the grant to Mr. Abdalla of the following awards:

•
1,191 restricted stock units (equal in value to $74,794 as measured by the closing price of the Company’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”) on September 15, 2015 (rounded down to the nearest whole share)), with such stock grant to vest ratably on an annual basis over three years; and

•
stock options to purchase 4,368 shares of Class A Common Stock (the “Stock Options”), at an exercise price equal to $62.77 per share. The Stock Options vest in two equal annual installments, with 50% of the Stock Options vesting on the one-year anniversary of the grant date and 50% of the Stock Options vesting on the two-year anniversary of the grant date, so that the Stock Options will be fully vested on the two year anniversary of the grant date.

A copy of the press release announcing the appointment of Mr. Abdalla as a director is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Cognizant Technology Solutions Corporation, dated September 17, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Steven Schwartz
Name:	Steven Schwartz
Title:	Executive Vice President, Chief Legal and Corporate Affairs Officer

Date: September 17, 2015

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Cognizant Technology Solutions Corporation, dated September 17, 2015.